EX-99.906CERT

CERTIFICATION OF PRESIDENT AND TREASURER PURSUANT TO 18 U.S.C.

SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES

OXLEY ACT OF 2002

Patrick W. Galley, President, and Jonathan M. Mohrhardt, Treasurer of RiverNorth Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2011 (the “Form N-CSRs”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSRs fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President & Chief Executive Officer	Treasurer & Chief Financial Officer
RiverNorth Funds	RiverNorth Funds

/s/ Patrick W. Galley	/s/ Jonathan M. Mohrhardt
Patrick W. Galley	Jonathan M. Mohrhardt
Date: June 6, 2011	Date: June 6, 2011

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to RiverNorth Funds and will be retained by RiverNorth Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.